Stacey Pool Named Chief Marketing Officer at Noodles & Company

BROOMFIELD, Colo., December 9, 2019 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced that Stacey Pool has been named Chief Marketing Officer, effective December 30, 2019. She will report directly to Chief Executive Officer Dave Boennighausen.

“We are delighted to welcome Stacey Pool to the Noodles Team,” said Dave Boennighausen, Chief Executive Officer. “As a highly skilled marketing leader, Stacey has a strong track record of utilizing guest and business insights to create targeted and personalized marketing strategies, and brings with her deep digital experience across multiple industries. We believe she is a great fit for Noodles as we continue to position our brand for sustained top-line growth and margin expansion.”

Prior to joining Noodles, Ms. Pool held a variety of leadership roles at Vail Resorts, Inc., a premier mountain resort company, including leading the company’s industry-leading season pass efforts and the introduction of the first digital mountain assistant. In her most recent role as Senior Vice President of Corporate Marketing, she successfully led her team to deliver double-digit revenue growth by advancing guest segmentation and personalization capabilities, improving brand awareness, and executing fully integrated marketing campaigns. Before joining Vail Resorts, Ms. Pool was at Nike, Inc., where she defined the vision and strategy for the NIKEiD.com digital experience.

“I am thrilled to be joining Noodles & Company at this exciting time” said Ms. Pool. “As a longtime fan and guest, I have witnessed firsthand the recent evolution of the brand and I look forward to working with the team to expand the company’s visibility and reach its potential.”

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as expectations regarding the execution of our strategy and potential future growth. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2019 filed on March 15, 2019. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Contacts:

Investor Relations
investorrelations@noodles.com